                                                                     Exhibit 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GOMEZ ADVISORS, INC.

                         Adopted in accordance with the
                       provisions of Sections 242 and 245
             of the General Corporation Law of the State of Delaware

      Gomez Advisors, Inc., a Delaware corporation, hereby certifies as follows:

      1. The name of the corporation is Gomez Advisors, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 22, 1997.

      2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of said corporation and was duly adopted pursuant to resolutions adopted by the Board of Directors and Stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

      3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      FIRST: The name of the corporation is Gomez Advisors, Inc. (the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services. Inc., 15 East North Street in the City of Dover, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

      THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world. viz: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, of which (i) 40,000,000 shares shall be classified as Common Stock., $.0001 par value per share ("Common Stock") and (ii) 10,000,000 shares shall be classified as Preferred Stock, $.01 par value per share ("Preferred Stock").

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      The following is a statement of the designations, preferences and relative participating or other special rights, and the limitations or restrictions, if any, in respect of each class of capital stock of the Corporation.

      A.    COMMON STOCK.

            1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

            3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Stock.

            4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or participating rights of any then outstanding Preferred Stock.

      B.    PREFERRED STOCK.

            1. General. The Preferred Stock may be issued in one or more series. The number, designation and all of the powers, preferences and rights and the qualifications, limitations or restrictions of the shares of any series of Preferred Stock may be fixed by the Board as provided in section 151 of the DGCL. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock or of any series thereof, voting as a separate class, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

            2. Designation. Of the 10,000,000 shares of Preferred Stock, 1,310,000 shares are designated as set forth in this Article FOURTH, paragraph
B. There is hereby established a series of Preferred Stock designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), consisting of 10,000 shares of Preferred Stock, $.01 par value per share, and having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as set forth on Exhibit A attached hereto and made a part hereof. There is hereby established a series of Preferred Stock designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), consisting of 1,300,000 shares of

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Preferred Stock, $.01 par value per share, and having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as set forth on Exhibit B attached hereto and made a part hereof.

      Upon the effectiveness of this Restated Certificate of Incorporation each outstanding share of Class A Common Stock, $.0001 par value per share, of the Corporation will be reclassified, changed and converted in to one share of Common Stock of the Corporation.

      FIFTH: The number of directors constituting the entire Board shall be not less than three nor more than nine as determined from time to time by resolution of the Board. The Board shall consist of three classes, designated as Class I, Class II, and Class III, respectively, with the size of each class determined from time to time by resolution of the Board. Each of such classes shall consist of a number of directors as equal as possible, with no class having more than one director more than any other class. Except for the initial directors in each class who shall have terms of office of one, two and three years, respectively, each class of directors shall thereafter have a term of office of three years and until their respective successors shall have been elected and qualified or until a director's earlier resignation or removal. Any director may resign at any time upon notice to the Corporation.

      SIXTH: All action required or permitted to be taken by the Corporation's stockholders shall be effected either at a duly called Annual or Special Meeting or by consent of the stockholders, as provided in Section 228 of the DGCL.

      SEVENTH: The Corporation shall to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors or stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

      TENTH: The Board is expressly authorized (by action taken by a majority of the entire Board) to make, alter, amend or repeal the Bylaws of the Corporation in a manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the Bylaws of the corporation.

      I, THE UNDERSIGNED, being the President of the corporation, has executed this Amended and Restated Certificate of Incorporation this __ day of October, 1999 and affirm the contents to be true and correct under the penalties of perjury.


                                       _________________________________________
                                       Julio Gomez, Chairman and Chief Executive
                                       Officer

                                    EXHIBIT A

                  TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              GOMEZ ADVISORS, INC.

      Designation of Series A Convertible Preferred Stock. There is hereby established a series of preferred stock having a par value of $.01 per share, with a liquidation preference of $3,058.10 per share (the "Liquidation Preference") which shall be designated as Series A Convertible Voting Preferred Stock (the "Series A Preferred Stock") consisting of 10,000 shares, having voting powers, designations, preferences, limitations, restrictions and relative rights as follows:

      1. Ranking. The Series A Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (a) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the Series A Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (b) on a parity with any additional shares of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the Series A Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (c) junior to each class of capital stock or series of preferred stock issued by the Company established after the Series A Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

      2. Dividends.

      (a) Non-cumulative dividends may be declared and paid on the Series A Preferred Stock at the rate per annum of 0.5% of the Liquidation Preference per share from funds lawfully available therefor as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Senior Securities. Dividends shall be payable in cash or by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series A Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      (b) Unless dividends declared on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been paid, then: (i) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities (including any class of common stock); (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities;
(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries.

      (c) If after all dividends declared on the outstanding shares of Series A Preferred Stock have been paid, the Company shall declare a dividend or distribution on any class of common stock, then in each such case the holders of the then outstanding Series A Preferred Stock shall be entitled to participate in and receive their proportionate share of any such dividend or distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of common stock into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of such common stock entitled to receive such dividend or distribution.

      (d) To the extent permitted by law, all declared but unpaid dividends shall accrue dividends (payable in the form provided in Section 2(a)) at the rate per annum of 0.5% of the aggregate unpaid amount from their respective dividend payment date until paid in full.

      3. Conversion.

      (a) Unless previously redeemed by the Company pursuant to Section 5, concurrently with the consummation of an initial underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), to the public (an "IPO"), all outstanding shares of Series A Preferred Stock shall be automatically converted into Common Stock at the Conversion Price. The number of shares of Common Stock issuable for each share of Series A Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accrued and unpaid dividends on such share of Series A Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of the Series A Preferred Stock shall be treated for all purposes as the owners of such Common Stock. Additionally, promptly following such conversion, the Company shall give written notice thereof to each record holder of Series A Preferred Stock, including instructions to be followed to obtain a certificate for the shares of Common Stock into which such holder's Series A Preferred Stock was converted.

      (b) Unless previously redeemed by the Company pursuant to Section 5, at the option of a holder of Series A Preferred Stock, all (but not less than all) outstanding shares of Series A Preferred Stock held by such holder of Series A Preferred Stock may be converted into Common Stock at the Conversion Price. The number of shares of Common Stock issuable for each share of Series A Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accrued and unpaid dividends on such share of Series A Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of the Series A Preferred Stock shall be treated for all purposes as the owners of such Common Stock.

      (c) In order for a holder to exercise its/his rights to convert Series A Preferred Stock a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series A Preferred Stock, (ii) notify the Company at such office that it/he elects to convert Series A Preferred Stock and the number of shares to be converted, (iii) state in writing the name or names in which it/he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required pursuant to Section
14. The date on which the holder satisfies all such requirements shall be the "Conversion Date." As soon as practical after the Conversion Date, the Company shall deliver a certificate or certificates for the number of shares of Common Stock issuable upon the conversion. The Person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date.

      (d) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury a sufficient number of shares of Common Stock to permit the conversion of all outstanding shares of the Series A Preferred Stock. All shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be duly authorized, fully paid and nonassessable. The Company shall comply with all securities laws regulating the issuance of shares of Common Stock upon conversion of Series A Preferred Stock.

      (e) Upon the consummation of any consolidation or reorganization of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets (any of the foregoing, a "Consolidation"), each holder of Series A Preferred Stock shall be entitled to either (i) convert each share of Series A Preferred Stock into the kind and amount of securities, cash or other assets which a holder of the number of shares of Common Stock deliverable upon conversion of such holder's Series A Preferred Stock would have been entitled to upon the Consolidation, or (ii) receive cash equal to the aggregate Liquidation Preference of the shares of Series A Preferred Stock held by such holder.

      (f) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately decreased and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (g) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Series A Preferred Stock a notice of the adjustment, first class mail, postage prepaid,. The Company shall file with the transfer agent for the Series A Preferred Stock, if any (and make available to holders of Series A Preferred Stock upon request), a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

      (h) Any provision of this Section 3 to the contrary notwithstanding, no adjustment in the Conversion Price of the Series A Preferred Stock shall be made if the amount of such adjustment would be less than 1% thereof, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the Conversion Price or more.

      4 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Series A Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series A Preferred Stock, plus accrued and unpaid dividends, to the date fixed for liquidation, dissolution or winding-up of the Company, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued and unpaid dividends to which holders of Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series A Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accrued and unpaid dividends to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the Company.

      5 Redemption by the Company.

      (a) At all times, the Company shall have the option to redeem, in whole or in part (subject to the legal availability of funds therefor), all outstanding shares of Series A Preferred Stock at a price (the "Redemption Price") in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) to the Redemption Date (as hereinafter defined). The Company shall not be required to make sinking fund payments with respect to the Series A Preferred Stock.

      (b) In case of the redemption of less than all of the shares of Series A Preferred Stock outstanding at the time, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

      (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 90 days prior to the date specified for redemption in such notice (the "Redemption Date") by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and
(v) that any declared dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the Redemption Date all shares called for redemption.

      (d) If notice has been mailed in accordance with Section 5(c) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Redemption Date, any declared dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

      (e) No Series A Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

      (f) Notwithstanding the foregoing provisions of this Section 5, unless all declared dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid, none of the shares of Series A Preferred Stock shall be redeemed.

      6 Voting Rights.

      Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote per share of Common Stock into which each share of Series A Preferred Stock could be converted. The holders of the Series A Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock, and not by classes, except as otherwise required by Delaware law, on all matters on which holders of the Common Stock are entitled to vote.

      7 Amendment. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A Preferred Stock, voting separately as a class.

      8 Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

      9 Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      10 Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

      11 Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Series A Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series or class of Preferred Stock of the Company other than Series A Preferred Stock.

      12 Mutilated or Missing Series A Preferred Stock Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

      13 Notices. In case at any time or from time to time there shall be (i) any taking by the Company of record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) a Consolidation or any event described in the first sentence of Section 4, then the Company shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Company, as promptly as possible, but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend or distribution or, if a record is not to be taken, the date as of which the holder of the common stock of record to be entitled to such dividend or distribution are to be determined, or (b) the date on which such Consolidation or liquidation, dissolution or winding-up of the Company is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for shares of stock or other securities or property or cash deliverable upon such Consolidation.

      14 Transfer Taxes. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such transfer tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      15 Certain Remedies. Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States, or any state thereof having jurisdiction, this being in addition to any remedy to which such holder may be entitled at law or in equity.

      16 Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa and masculine words include the feminine and the neuter and vice versa), unless the context otherwise requires:

      "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Common Stock, par value $.0001 per share, of the Company.

      "Conversion Price" shall initially equal the Liquidation Preference and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Series A Preferred Stock Issue Date" means the date on which the Series A Preferred Stock is originally issued by the Company under this Certificate of Designation.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" as to any Person, is a corporation, limited liability company or other entity of which shares or other rights or securities having voting power to elect a majority of the board of directors or other governing body are at the time owned, directly or indirectly, through one or more intermediaries, by such Person.

                                    EXHBIT B

                  TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                              GOMEZ ADVISORS, INC.

      Designation of Series B Convertible Preferred Stock. There is hereby established a series of preferred stock having a par value of $.01 per share, with a liquidation preference of $5.00 per share (the "Liquidation Preference") which shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock") consisting of 1,300,000 shares, having voting powers, designations, preferences, limitations, restrictions and relative rights as follows:

      1. Ranking. The Series B Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (a) senior to all classes of common stock of the Company, the Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and to each other class of capital stock or series of preferred stock established after the Series B Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (b) on a parity with any additional shares of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the Series B Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (c) junior to each class of capital stock or series of preferred stock issued by the Company established after the Series B Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding shares of Senior Securities.

      2. Dividends.

      (a) Subject to any preferential dividend rights of any then outstanding Senior Securities, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Series B Preferred Stock Issue Date accruing at the rate of 6% of the Liquidation Preference per share per annum, payable semi-annually in arrears on each of the last days of March and September or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding March 15 and September 15, (each, a "Record Date"). Dividends shall be payable in (i) cash, (ii) by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends or (iii) by a combination thereof. The issuance of such additional shares of Series B Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The first dividend payment on the Series B Preferred Stock shall be made on September 30, 1999. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      (b) Dividends on the Series B Preferred Stock shall accumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Series B Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

      (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of the Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Security) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities (including any class of common stock); (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

      3. Conversion.

      (a) Unless previously redeemed by the Company pursuant to Section 5, concurrently with the consummation of an initial underwritten public offering pursuant to an effective registration statement (the "IPO Registration Statement") under the Securities Act covering the offer and sale of the Company's Common Stock, par value $.0001 per share (the "Common

Stock"), to the public (an "IPO"), all outstanding shares of Series B Preferred Stock shall be automatically converted into Common Stock at the Conversion Price in effect on the date of which the holder satisfies all of the conversion requirements of subsection 3(c) hereof (the "Conversion Date"). The number of shares of Common Stock issuable for each share of Series B Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accumulated and unpaid dividends on such share of Series B Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Series B Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of the Series B Preferred Stock shall be treated for all purposes as the owners of such Common Stock. Additionally, promptly following such conversion, the Company shall give written notice thereof to each record holder of Series B Preferred Stock, including Instructions to be followed to obtain a certificate for the shares of Common Stock into which such holder's Series B Preferred Stock was converted.

      (b) Unless previously redeemed by the Company pursuant to Section 5, at the option of a holder of Series B Preferred Stock, all (but not less than all) outstanding shares of Series B Preferred Stock held by such holder of Series B Preferred Stock may be converted into Common Stock at the Conversion Price. The number of shares of Common Stock issuable for each share of Series B Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accumulated and unpaid dividends on such share of Series B Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Series B Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of the Series B Preferred Stock shall be treated for all purposes as the owners of such Common Stock.

      (c) In order for a holder to exercise its/his rights to convert Series B Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series B Preferred Stock, (ii) notify the Company at such office that he elects to convert Series B Preferred Stock and the number of shares to be converted, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required pursuant to Section 14. The date on which the holder satisfies all such requirements shall be the Conversion Date. As soon as practical after the Conversion Date, the Company shall deliver a certificate or certificates for the number of shares of Common Stock issuable upon the conversion. The Person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date.

      (d) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury a sufficient number of shares of Common Stock to permit the conversion of all outstanding shares of the Series B Preferred Stock. All shares of Common Stock issuable upon conversion of Series B Preferred Stock shall be duly authorized, fully paid and nonassessable. The Company shall comply with all securities laws regulating the issuance of shares of upon conversion of Series B Preferred Stock.

      (e) Upon the consummation of any consolidation or reorganization of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets (any of the foregoing, a "Consolidation"), each holder of Series B Preferred Stock shall be entitled to convert each share of Series B Preferred Stock into the kind and amount of securities, cash or other assets which a holder of the number of shares of Common Stock deliverable upon conversion of such holder's Series B Preferred Stock would have been entitled to upon the consummation of the Consolidation.

      (f) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately decreased and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (g) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Series B Preferred Stock a notice of the adjustment, first class mail, postage prepaid. The Company shall file with the transfer agent for the Series B Preferred Stock, if any (and make available to holders of Series B Preferred Stock upon request), a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

      (h) Any provision of this Section 3 to the contrary notwithstanding, no adjustment in the Conversion Price of the Series B Preferred Stock shall be made if the amount of such adjustment would be less than 1% thereof, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at to time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the Conversion Price or more.

      (i) The Company shall not issue any fractional shares of Common Stock upon the conversion of Series B Preferred Stock. Instead, the Company shall round the results of a conversion up to the nearest full share of Common Stock.

      4. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series B Preferred Stock, plus accumulated and unpaid dividends, to the date fixed for liquidation, dissolution or winding-up of the Company, before any distribution is made on any Junior Securities, Including, without limitation, Series A Preferred Stock and common stock of the Company. After payment in full of the Liquidation Preference and all accumulated and unpaid dividends to which holders of Series B Preferred

Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series B Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accumulated and unpaid dividends to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of to property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the Company.

5. Redemption by the Company.

      (a) Except pursuant to Section 5(g) herein, the Series B Preferred Stock may not be redeemed by the Company prior to the fourth anniversary of the Series B Preferred Stock Issue Date (the "Fourth Anniversary"). On or after the Fourth Anniversary, the Company shall have the option to redeem, in whole or in part (subject to the legal availability of funds therefor), all outstanding shares of Series B Preferred Stock at a price (the "Redemption Price" ) in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) through the date fixed for redemption). The Company shall not be required to make sinking fund payments with respect to the Series B Preferred Stock.

      (b) In case of the redemption of less than all of the shares of Series B Preferred Stock outstanding at the time, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

      (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date") by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Company: provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (v) that any dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the Redemption Date all shares called for redemption.

      (d) If notice has been mailed in accordance with Section 5(c) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Redemption Date, any declared dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

      (e) No Series B Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

      (f) Notwithstanding the foregoing provisions of this Section 5, unless all declared dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid, none of the shares of Series B Preferred Stock shall be redeemed.

      (g) On or after the third anniversary of the Series B Preferred Stock Issue Date (the "Third Anniversary"), if the IPO Registration Statement has not been filed with the Commission, holders of at least 67% of the shares of Series B Preferred Stock then outstanding can require the Company, by written request (the "Redemption Request"), to redeem all of such requesting holders' shares of Series B Preferred Stock at the Redemption Price within 60 days after the receipt by the Company of the Redemption Request. Upon the Company's receipt of the Redemption Request, the Company, within 10 business days, shall give notice of such request to each holder appearing on the Company's records as a record holder of the Series B Preferred Stock as of the date the Company receives such request who are not included in such request (the "Non-Participating Stockholders"). In order to exercise their redemption rights, each Non Participating Stockholder must notify the Company in writing of its intention to be included in the Redemption Request within 10 business days after the Company has delivered such notice to the Non-Participating Stockholders.

      6. Voting Rights.

      (a) The holders of record of shares of the Series B Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 6.

      (b) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates not being considered to be outstanding for the purpose of this subsection 6(b)) voting or consenting as the case may be, as one class:

            (i) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

            (ii) amend or otherwise alter this Certificate of Designation (including the provisions of Section 6 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of the holders of the Series B Preferred Stock; or

            (iii) authorize the issuance of any additional shares of the Series B Preferred Stock.

      (c) Without the consent of each holder affected, an amendment supplement or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series B Preferred Stock held by a non-consenting holder):

            (i) alter the voting rights with respect to the Series B Preferred Stock or reduce the number of shares of the Series B Preferred Stock whose holders must consent to an amendment, supplement or waiver;

            (ii) reduce the Liquidation Preference of or alter the provisions with respect to the redemption of the Series B Preferred Stock;

            (iii) reduce the rate of or change the rime for payment of dividends on any share of the Series B Preferred Stock;

            (iv) make any share of Series B Preferred Stock payable in any form other than that stated in this Certificate of Designation;

            (v) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of the Series B Preferred Stock to receive the Liquidation Preference and dividends on the Series B Preferred Stock;

            (vi) waive any redemption payment with respect to any share of Series B Preferred Stock other than as provided for in this Certificate of Designation; or

            (vii) make any change in the foregoing amendment and waiver provisions.

      (d) The Company in its sole discretion may without vote or consent of any holders of the Series B Preferred Stock amend or supplement this Certificate of
Designation:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Series B Preferred Stock in addition to or in place of certificated Series B Preferred stock; or

            (iii) to make any change that would provide any additional rights or benefits to the holders of the Series B Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series B Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of the Series B Preferred Stock.

      7. Amendment. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series B Preferred Stock, voting separately as a class.

      8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

      9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      10. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

      11. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series or class of preferred stock of the Company, provided that any reissuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

      12. Mutilated or Missing Series B Preferred Stock Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

      13. Notices. In case at any time or from time to time there shall be a Consolidation or any event described in the first sentence of Section 4, then the Company shall mail to each holder of shares of Series B Preferred Stock at such holder's address as it appears on the transfer books of the Company, as promptly as possible, but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating the date on which such Consolidation or liquidation, dissolution or winding-up of the Company is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for shares of stock or other securities or property or cash deliverable upon such Consolidation.

      14. Transfer Taxes. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such transfer tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      15. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa and masculine words include the feminine and the neuter and vice versa), unless the context otherwise requires:

      "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Common Stock, par value $.0001 per share, of the Company.

      "Conversion Price" shall initially equal the Liquidation Preference and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Series B Preferred Stock Issue Date" means the date on which the Series B Preferred Stock is originally issued by the Company under this Certificate of Designation.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" as to any Person, is a corporation, limited liability company or other entity of which shares or other rights or securities having voting power to elect a majority of the board of directors or other governing body are at the time owned, directly or indirectly, through one or more intermediaries, by such Person.